Exhibit 99.1

Tapestry Appoints Joanne C. Crevoiserat Chief Financial Officer

NEW YORK--(BUSINESS WIRE)--June 19, 2019--Tapestry, Inc. (NYSE: TPR), a leading New York-based house of modern luxury accessories and lifestyle brands, today announced the appointment of Joanne C. Crevoiserat, as Chief Financial Officer, effective August 1, 2019.

Ms. Crevoiserat joins from Abercrombie & Fitch Co., where she served as Executive Vice President and Chief Operating Officer from February 2017 to June 2019. She joined Abercrombie & Fitch in May 2014 as Chief Financial Officer. Prior to joining Abercrombie & Fitch, she served in a number of senior management roles at Kohl's Inc. including Executive Vice President of Finance and Executive Vice President of Merchandise Planning and Allocation. Prior to her time with Kohl's, Ms. Crevoiserat held senior finance positions with Wal-Mart Stores and May Department Stores, including Chief Financial Officer of the Filene's, Foley's and Famous-Barr Brands. She is a summa cum laude graduate of the University of Connecticut where she received a Bachelor of Science degree in Finance.

“Joanne is a talented executive with over thirty years of deep finance, operations and strategy experience within established retailers and global brands,” said Victor Luis, Chief Executive Officer of Tapestry, Inc. “She is well known for promoting an authentic and collaborative culture with her team and colleagues and given her extensive experience, Joanne is very familiar with the opportunities we have in front of us today. As we continue to implement our portfolio strategy, I am confident that Joanne is the right leader and strategic business partner to our teams as we drive Tapestry’s next chapter of growth as a global house of brands.”

“I am delighted to join Tapestry, an exceptional company with strong global brands and a disciplined focus on financial results. I look forward to partnering with the entire leadership team to drive value as the firm executes its long-term global growth strategy,” said Ms. Crevoiserat.

Ms. Crevoiserat replaces Kevin Wills, who departed from Tapestry in February 2019. Andrea Shaw Resnick, who has held the position of Interim CFO since that time, will continue as Global Head of Investor Relations and Corporate Communications. "Andrea is a proven leader who ensured that we didn’t miss a beat during her time as interim CFO. Our entire leadership team appreciates her important and ongoing contributions to Tapestry," added Mr. Luis.

Tapestry, Inc. is a New York-based house of modern luxury lifestyle brands. The Company’s portfolio includes Coach, Kate Spade and Stuart Weitzman. Our Company and our brands are founded upon a creative and consumer-led view of luxury that stands for inclusivity and approachability. Each of our brands are unique and independent, while sharing a commitment to innovation and authenticity defined by distinctive products and differentiated customer experiences across channels and geographies. To learn more about Tapestry, please visit www.tapestry.com. The Company’s common stock is traded on the New York Stock Exchange under the symbol TPR.

This information to be made available in this press release may contain forward-looking statements based on management's current expectations. Forward-looking statements include, but are not limited to, statements that can be identified by the use of forward-looking terminology such as "may," "will," “can,” "should," "expect," "intend," "estimate," "continue," "project," “drive,” "guidance," "forecast," "anticipated," “moving,” “leveraging,” “targeting,” “assume,” “plan,” “pursue,” “look forward to,” “on track to return,” “to achieve” or comparable terms. Future results may differ materially from management's current expectations, based upon a number of important factors, including risks and uncertainties such as expected economic trends, the ability to anticipate consumer preferences, the ability to control costs and successfully execute our ERP implementation and growth strategies, our ability to achieve intended benefits, cost savings and synergies from acquisitions, the risk of cybersecurity threats and privacy or data security breaches and the impact of tax legislation, etc. Please refer to the Company’s latest Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors.

CONTACT:
Tapestry
Analysts & Media:
Andrea Shaw Resnick
Interim Chief Financial Officer
Global Head of Investor Relations and Corporate Communications
212/629-2618

Christina Colone
Vice President, Investor Relations
212/946-7252